Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-10 (No. 333-272989) of Bitfarms Ltd. (the Company) of our report dated March 20, 2023, relating to the consolidated financial statements, which appears in Exhibit 99.2 to the Company’s Annual Report on Form 40-F.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form filed as Exhibit 99.1 of the Company’s Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

November 10, 2023

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, ca_oakville_main_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.